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                              ARTICLES OF AMENDMENT

           Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the following Articles of Amendment to Articles of Incorporation are herewith submitted for filing.


           ARTICLE 1. The name of record of the corporation is Apex PC Solutions, Inc.

           ARTICLE 2. The text of each amendment as adopted is as follows:

                     Article I is amended as follows:

                                    ARTICLE I

                                      NAME

                    The name of this corporation is Apex Inc.

           ARTICLE 3. The amendment was adopted on June 14, 1999, by the Board of Directors. Shareholder action was not required.

           ARTICLE 4. These Articles will be effective on July 1, 1999, at 12:01 a.m., Pacific Daylight Time.

           Dated June 15, 1999.

                                         /s/ Samuel F. Saracino
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                                         Samuel F. Saracino

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                                         VP, General Counsel & Secretary